                                                                   Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Capital Trust of the reference to our firm under the caption "EXPERTS" appearing in the Prospectus forming part of the Form S-1 Registration Statement (File No. 333-37271) of Capital Trust and of our reports, dated March 10, 1997 and July 16, 1997 on the financial statements of Victor Capital Group, L.P. (a Delaware Limited Partnership) and Affiliates, as of June 30, 1997, December 31, 1996 and 1995 and for the six months ended June 30, 1997 and 1996, and for each of the three years in the period ended December 31, 1996.

                                          DAVID BERDON & CO. LLP
                                          CERTIFIED PUBLIC ACCOUNTANTS

New York, New York
December 10, 1997